Exhibit 99.1 C O iompany verv ew March 2016

Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and E h C i i W bli ti t d t thixc ange omm ss on. e assume no o ga on o up a e s presentation, which speaks as of the date on the cover page of this presentation. CNO Financial Group | Company Overview | March 2016 2

Non-GAAP Measures

This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix.

While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures.

Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors – SEC Filings" section of CNO's website, www.CNOinc.com.

CNO Financial Group | Company Overview | March 2016 3

CNO Financial Group | Company Overview | March 2016 4

CNO Financial Group | Company Overview | March 2016 5

2015 Milestones Established in 2013

2015 Milestones	2013-2015 Result
Invest $80-$85mm in strategic business initiatives	Invested ~$100mm
Accelerate run-on and run-off	Sold/Reinsured ~$4 billion in run-off business; continued to grow core franchise
Enhance customer experience and operational efficiency	Multiple successful initiatives (Cognizant, Salesforce, iPipeline)
ROE run-rate of 9%	2015 operating ROE* of 9.2%
Drive to investment grade	13 upgrades since 2012, stage set for IG
Target dividend payout ratio of 20%	Met 20% target since 2014

* A non-GAAP measure. Refer to the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Company Overview | March 2016 6

CNO Business Segment Strategy

Each business segment uniquely reaches the middle market

Business Segment	Consumer Value Proposition	Points of Differentiation (Internal, Between Brands)	Product Design Strategy
BANKERS LIFE	Provider of affordable, high-quality life and health insurance to middle-income Americans near and in retirement	Relationship-based face-to-face sale, agents come to your home, local sales offices, offering retirement insurance products	• Broad product line • Simplified underwriting • Multi-step sales process
COLONIAL PENN	Provider of affordable life insurance to older Americans so they can help pay for their final expenses	Direct response purchase, phone sales, guaranteed acceptance, simplicity, offering final expense products	• Narrow product line • No/limited underwriting • 5-15 minute sales process
Washington National	Protecting working individuals and families from the financial hardships that come with critical illness, accidents or loss of life	Workplace sales, flexible and customizable plan designs, serving working-age individuals, small employers, rural/farm families offering wellness benefits and rate flexibility	• Deep product line • Employer/employee sales • Individual underwriting • Group enrollment

CNO Financial Group | Company Overview | March 2016 7

CNO Financial Group | Company Overview | March 2016 8* Including third party policies in-force sold by Bankers Life agents.

2015 Year in Review  Mixed sales results; continued to grow the franchise − Collected premiums up 1%; policies issued up 3%; 3rd party fee income up 14%  Strong performance at Colonial Penn resulting from successful execution and investments in our direct to consumer business − NAP up 15% and collected premiums up 7%  Investments in Washington National Worksite gaining traction  Solid financial results − Double digit operating EPS growth over 2014 − Diluted book value per share up 7% − Strengthened capital position  Continued to generate strong cash flow and return capital to shareholders − 2015 common stock repurchases and dividends of $417 million − Increased common stock dividend 17% and maintained a 20% dividend payout ratio CNO Financial Group | Company Overview | March 2016 9  Received three additional upgrades from rating agencies

4Q Consolidated Financial Highlights

- **Earnings Remain Strong**
  - Operating earnings per diluted share* of $0.52; $0.38 excluding significant items
  - Operating ROE* of 9.2%; 8.8% excluding significant items
  - Health benefit ratios in-line with expectations
  - Favorable prepayment income in the quarter
  - Annuity results favorably impacted by year-end assumption review
- **Continued Strength in Cashflows and Key Capital Measures**
  - Estimated consolidated risk-based capital of 449%, up from 431% at year-end 2014
  - Leverage* of 19.6%
  - Holding company cash and investments of $382 million, up from $345 million at year-end 2014
  - Repurchased $54 million of common stock; total year repurchases of $365 million
    - 2016 share repurchase guidance range of $275-$375 million, absent compelling alternatives

* A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Company Overview | March 2016 10

($ millions)Segment Earnings 4Q15 EarningsSegment EBIT Excluding Significant Items* $30.2 $29 1 $31.3 $118.7 $106.5 $114.7 $106.6 $122.2  Bankers Life results reflect incremental LTC FLR build in 4Q15 and favorable LTC claims experience in 4Q14 $31.5 . $30.6 laim experienc Q1  Washington National supplemental health margins in-line $4 2 $94.5 $82.2 $86.4 $79.8 $89.1  Colonial Penn results reflect growth in in-force block and in-line with seasonal expectations  Corporate segment results consistent $(8.8) $(1.3) $(5.0) $(4.4) $(4.9) $2.8 $(5.9) . $0.6 $6.7 4Q14 1Q15 2Q15 3Q15 4Q15 with expectations CNO Financial Group | Company Overview | March 2016 11 Corporate CP BLC WN * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

($ millions)Health Margins 4Q15 Highlights & Outlook Bankers Life Medicare Supplement  Medicare supplement benefit ratio of 70 8% reflects $193 $193 $193 $193 $192 70 0% 68 7% 71.5% 70.8% . slightly higher claims experience, total year results of 69.6% in-line with expectations  2016 Outlook: Benefit ratio of 70-73% . 67.4% . 4Q14 1Q15 2Q15 3Q15 4Q15 Bankers Life Long-term Care IABR*  IABR* improvement due to reserve releases caused by impact of policyholder actions following rate increases $124 $123 $121 $119 $119 83.0% 84.6% 83.8% 79 6% Washington National Supplemental Health IABR*  IABR* of 85.5% excluding favorable reserve impacts  2016 Outlook: Interest-adjusted benefit ratio of 81-86%, excluding rate increase impacts 77.8% . 4Q14 1Q15 2Q15 3Q15 4Q15 $132 $133 $134 $137 $138 54.4% 57.6% 65.7% 57.4% 57.5%  Supplemental health IABR* of 57.5%, in-line with expectations  2016 Outlook: Interest-adjusted benefit ratio of 56-59% CNO Financial Group | Company Overview | March 2016 12 4Q14 1Q15 2Q15 3Q15 4Q15 Earned Premium Reported Benefit Ratio * Interest-adjusted benefit ratio (IABR); a non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure.

Investment Results ($ millions) $ Gross Realized Gains Average Invested Assets and Cash Realized Gains, Losses and Impairments $21,852 $21,854 $21,956 $22,042 22,219 $305.4 $300.1 $302.1 $298.2 $303.2 Net Investment $18.3 Gross Realized Losses Impairments $66.8 $42.7 $51.0 Income $21 3 $30.3 $48.5 $12 6 $1.3 $7.9 $12.4 $16.8 $13.7 $20.2** $22.6 $13.2 $23.3 $23.1 4Q14 1Q15 2Q15 3Q15 4Q15 $4.2 . $15.4 . Earned Yield*: 5.83% 5.81% 5.78% 5.68% 5.72% New Money Rate: 5.01% 5.36% 5.06% 5.21% 5.17% Pre-Pay / Call / Make- h l I $8.3 $5.1 $9.9 $5.6 $10.3 4Q14 1Q15 2Q15 3Q15 4Q15  Higher level of realized gains and losses due to market w o e ncome:  4Q15 yield curve flattened substantially, although new money rate benefited from wider spreads volatility and tactical repositioning in credit and structured sectors  Impairments largely related to recognition of post quarter end sales activity, with over 70% due to CLO repositioning CNO Financial Group | Company Overview | March 2016 13 * Earned Yield excludes FHLB. ** Excludes $11.3 million gain on dissolution of variable interest entity.  Sequential and year-over-year increase in pre- pay/make-whole income  $1.6 billion of energy exposure; high quality (88% IG), diversified and liquid

Bankers Life LTC Critical Points of Differentiation

Target Market

- Middle-market and older issue/attained age drives reduced tail risk
- Significant claims data on older ages supports reliable studies and estimates

New Business

- Over 75% of new business is "short duration" (benefit period ≤ 1 year)
- Reinsurance with RGA (25% since 2008) reinforces sound pricing & underwriting
- Captive distribution for better control over economics & underwriting

In-Force Mix

- Only 4% of policies w/ lifetime benefits and 13% with benefit periods > 4 years
- Tight ALM and reduced reinvestment risk with liability duration ~13 years
- 4 completed rounds of successful rate increases focused on comprehensive policies; 5th in progress

CNO Financial Group | Company Overview | March 2016 14

Bankers Life LTC Strategic Focus Short Range (1-2 yrs) Longer Range (3-6 yrs) Continued transparency on• performance and risk • Pursue rate actions if adverse experience develops • Reduce our relative economic exposure to LTC by ~50% through natural run-off and run-on as well as opportunistic reinsurance actions • Actively engaged with the reinsurance community • Continue to maintain pricing • Work with industry groups, legislators and regulators to create a sustainable environment discipline driving new business mix with a better risk profile • Working group focused on defending • Develop alternative products and solutions that address the critical and growing LTC needs of the middle marketand improving the economics of the business - CNO Financial Group | Company Overview | March 2016 15 Remain in the business supporting the middle-market

2016 Priorities  Re-energize growth in Bankers Life and Washington National  Roll out of wholly owned Broker/Dealer and Registered Investment Advisor  Transform and leverage data  Reduce LTC exposure  Corporate Development / M&A CNO Financial Group | Company Overview | March 2016 16

Appendix CNO Financial Group | Company Overview | March 2016 17

Energy Sector Overview

December 31, 2015



1%
4%
7%
18%
70%
A or Better
BBB
BB
B
<B



2%
1%
13%
8%
48%
28%
Midstream
Independent E&P
Oilfield Services
Integrated
Refiners
Other

- $1.6 billion exposure is reasonably calibrated to enterprise capital, is highly diversified, and is liquid/transparent
  - Over 60 individual credits/issuers (73 in Index)
  - Net unrealized loss of ~$100 million as of 12/31/15
- Components of allocation are calibrated vs. publicly transparent indices. We reasonably expect some favorable selection
- Exposure is substantially IG (88%); low exposure to more volatile sectors
  - Oilfield services less than 8% of total
- HY (12%) weighted towards higher rated BB category and less volatile sectors (e.g., midstream)
  - 21 included Issuers (152 in index)
  - Oilfield services less than 11% of total
- Expect most significant impact of long term low oil prices to be downgrades (RBC) rather than material realized credit losses in 2016
- Energy portfolio is actively managed; ~20% of current holdings turned over in 2015

CNO Financial Group | Company Overview | March 2016 18

LTC - Margin & Sensitivity Testing Testing Results Limited benefit structure reduces volatility and overall tail risk  Margin of ~$180mm or 4%, up from ~$100mm  Run-on / Run-off : +$30mm, including FLR accrual  Net experience related: +$60mm  New money rates: $(10)mm Experience Assumptions 1-4 years 59% >4 10  Comprehensive review of persistency and claim costs; results reviewed by third party  No morbidity or mortality improvements assumed  No shock lapses or new rate increases assumed New Money Rates - years 18%  Reflects year-end markets  Recovery flattened & pushed out one year  No change to ultimate rate Lifetime 10% <= 1 year 13% $3.4 billion Active Life Reserves chang ultimat rat Key Variable Sensitivity Test* LRT Margin Impact $4.4b $120 $158 Additional Actuarial Reserves ($ millions) GAAP STAT Lapse Rate +/- 10% +/- $70mm Morbidity +/- 1% +/- $60mm Mortality +/- 1% +/- $30mm CNO Financial Group | Company Overview | March 2016 19* Represents a one-time permanent shift $56 $115 2014 2015 2014 2015 Ultimate New Money Rate - 50bps - $50mm

New Money Investment Rate Assumptions  Assumption Change: NMR’s reflect year- New Money Rates (NMR) AssumptionsLTC New Money Rate Scenarios end market conditions for 2015 with new money rate increases projected in 2014 largely flattened and pushed out one year  LTC Margin Sensitivity: Moderate stress 6.50% 7.50% margin impact of ~$90mm and Severe Low for Long stress margin impact of ~$400mm ‒ Current year sensitivities reflect more conservative stress scenarios than prior 4 50% 5.50% year Long-Term Care3.50% . $4.6b $140mm 2.50% 2016 2017 2018 2019 2020 2021 2022 2023 Prior Year Assumption Current Year Assumption Moderate stress Severe stress CNO Financial Group | Company Overview | March 2016 20 Portfolio 2016 Investible Flows

Producing Agent Counts 1st Yr 2nd Yr 3rd Yr + Total Qtr Avg (3) 1st Yr 2nd Yr 3rd Yr + Total Qtr Avg (3) 12/31/2015 2,051 584 1,927 4,562 4,565 410 127 367 904 899 Bankers Life (1) Washington National (2) 9/30/2015 2,077 601 1,871 4,549 4,693 411 115 365 891 892 6/30/2015 2,484 606 1,891 4,981 4,939 423 132 346 901 882 3/31/2015 2,468 657 1,894 5,019 4,850 344 127 340 811 830 12/31/2014 2 258 664 1 868 4 790 4 842 365 128 337 830 831, , , , 9/30/2014 2,233 667 1,822 4,722 4,783 382 134 336 852 835 6/30/2014 2,427 699 1,782 4,908 4,932 377 116 331 824 809 3/31/2014 2,493 714 1,797 5,004 4,875 332 108 315 755 758 12/31/2013 2,557 693 1,718 4,968 5,046 335 112 296 743 756 12/31/2012 2,429 662 1,600 4,691 4,850 298 108 269 675 687 12/31/2011 2,461 600 1,587 4,648 4,702 12/31/2010 2,199 668 1,486 4,353 4,391 12/31/2009 2,564 662 1,513 4,739 4,742 12/31/2008 2,489 651 1,324 4,464 4,417 12/31/2007 2,198 554 1,231 3,983 4,034 (1) Defined as the number of agents that have sold at least one policy in the period CNO Financial Group | Company Overview | March 2016 21                                 (2) Defined as active PMA appointed agents with $1,000 or more of New Annualized Premium in the prior 12 months (3) Agent counts at the end of each month used to calculate the average for the quarter

f f f Q201 4Q14 Significant Items Three months ended December 31, 2014 E l di The table below summarizes the inancial impact o the signi icant items on our 4 4 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). Net Operating Income: Bankers Life $ 103.5 $ (9.0) (1) $ 94.5 Washington National (2)20 2 10 0 30 2 Actual results Significant items xc u ng significant items Colonial Penn EBIT from business segments continuing after the CLIC sale Corporate Operations, excluding corporate interest expense EBIT from operations continuing after the CLIC sale (8.8) - (8.8) 117.7 1.0 118.7 2.8 - 2.8 126.5 1.0 127.5 . . . Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 69.1 $ 0.6 $ 69.7 106.9 1.0 107.9 37.8 0.4 38.2 (10.8) - (10.8) Net operating income per diluted share* $ 0.34 $ - $ 0.34 (2) Pre-tax earnings in the Washington National segment were reduced by $10 million primarily related to the impact of loss recognition on a closed block of payout (1) Pre-tax earnings in the Bankers Life segment included: (i) $6 million of positive impacts from our comprehensive annual actuarial review including impacts from model enhancements, net of changes in assumptions related to mortality and long-term interest rates; and (ii) the receipt of a $3 million settlement related to the early termination in 2013 of a PDP quota-share agreement. CNO Financial Group | Company Overview | March 2016 22 annuities resulting from changes in assumptions related to long-term interest rates and mortality experience. * A non-GAAP measure. See pages 27 and 29 for a reconciliation to the corresponding GAAP measure.

f f f 1Q201 1Q15 Significant Items The table below summarizes the inancial impact o the signi icant item on our 5 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). Three months ended March 31, 2015 E l di Net Operating Income: Bankers Life $ 82.2 $ - $ 82.2 Washington National (1) Actual results Significant items xc u ng significant items 28 5 3 0 31 5 Colonial Penn EBIT from business segments continuing after the CLIC sale Corporate Operations, excluding corporate interest expense EBIT from operations continuing after the CLIC sale 107.8 . . . 3.0 106.5 (5.9) - (5.9) 104.8 3.0 (1.3) - (1.3) 103.5 Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 60.1 $ 1.9 $ 62.0 (10.5) - (10.5) 93.0 3.0 96.0 32.9 1.1 34.0 Net operating income per diluted share* $ 0.30 $ 0.01 $ 0.31 (1) Pre-tax earnings in the Washington National segment included $3 million of unfavorable reserve developments in the supplemental health block related to claims incurred in prior periods. CNO Financial Group | Company Overview | March 2016 23 * A non-GAAP measure. See pages 27 and 29 for a reconciliation to the corresponding GAAP measure.

f f f 2Q201 2Q15 Significant Items The table below summarizes the inancial impact o the signi icant item on our 5 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). Three months ended June 30, 2015 E l di Net Operating Income: Bankers Life $ 86.4 $ - $ 86.4 Washington National (1) Actual results Significant items xc u ng significant items 20 1 9 0 29 1 Colonial Penn EBIT from business segments continuing after the CLIC sale Corporate Operations, excluding corporate interest expense EBIT from operations continuing after the CLIC sale 119.7 . . . 9.0 114.7 4.2 - 4.2 110.7 9.0 (5.0) - (5.0) 105.7 Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 60.8 $ 5.8 $ 66.6 (11.9) - (11.9) 93.8 9.0 102.8 33.0 3.2 36.2 Net operating income per diluted share* $ 0.31 $ 0.03 $ 0.34 (1) Pre-tax earnings in the Washington National segment included $9 million of unfavorable reserve developments in the supplemental health block related to claims incurred in prior periods. CNO Financial Group | Company Overview | March 2016 24 * A non-GAAP measure. See pages 27 and 29 for a reconciliation to the corresponding GAAP measure.

3Q15 Significant Items

The table below summarizes the financial impact of the significant item on our 3Q2015 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended September 30, 2015		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 79.8	$ -	$ 79.8
Washington National	30.6	-	30.6
Colonial Penn	0.6	-	0.6
EBIT from business segments continuing after the CLIC sale	111.0	-	111.0
Corporate Operations, excluding corporate interest expense	(11.9)	7.5 (1)	(4.4)
EBIT from operations continuing after the CLIC sale	99.1	7.5	106.6
Corporate interest expense	(11.3)	-	(11.3)
Operating earnings before tax	87.8	7.5	95.3
Tax expense on operating income	31.0	-	31.0
Net operating income *	$ 56.8	$ 7.5	$ 64.3
Net operating income per diluted share*	$ 0.30	$ 0.03	$ 0.33

(1) Pre-tax earnings in the Corporate segment included the impact of current market conditions on the value of investments backing our Company-owned life insurance ("COLI") utilized as a vehicle to fund Bankers Life's agent deferred compensation plan. It should be noted that changes in the value of COLI investments are not subject to income tax.

* A non-GAAP measure. See pages 27 and 29 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Company Overview | March 2016 25

f f f Q201 4Q15 Significant Items The table below summarizes the inancial impact o the signi icant item on our 4 5 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). Three months ended December 31, 2015 Excluding Net Operating Income: Bankers Life $ 121.2 $ (32.1) (1) $ 89.1 Washington National (2) 32.3 (1.0) 31.3 Actual results Significant items significant items Colonial Penn EBIT from business segments continuing after the CLIC sale Corporate Operations, excluding corporate interest expense (3) EBIT from operations continuing after the CLIC sale C t i t t (0.7) (4.2) (4.9) 159.5 (37.3) 122.2 (11 3) (11 3) 6.7 - 6.7 160.2 (33.1) 127.1 orpora e n eres expense Operating earnings before tax Tax expense on operating income Net operating income * $ 97.0 $ (25.7) $ 71.3 Net operating income per diluted share* $ 0 52 $ (0 14) $ 0 38 148.2 (37.3) 110.9 51.2 (11.6) 39.6 . - . . . . (2) Pre-tax earnings in the Washington National segment included $1.0 million of favorable impacts from our comprehensive annual actuarial review. (1) Pre-tax earnings in the Bankers segment included: (i) $25.8 million of favorable impacts from our comprehensive annual actuarial review including the net impact from model enhancements and changes in assumptions related to mortality, long-term interest rates and the spread earned on fixed index annuities; and (ii) the $6.3 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases. CNO Financial Group | Company Overview | March 2016 26 * A non-GAAP measure. See pages 27 and 29 for a reconciliation to the corresponding GAAP measure. (3) Pre-tax earnings in the Corporate segment included a $4.2 million positive impact of current market conditions on the value of investments backing our Company- owned life insurance ("COLI") used as a vehicle to fund Bankers Life's agent deferred compensation plan.

Quarterly Earnings 4Q14 1Q15 2Q15 3Q15 4Q15 Bankers Life 103.5$ 82.2$ 86.4$ 79.8$ 121.2$ Washington National 20 2 28 5 20 1 30 6 32 3 ($ millions) . . . . . Colonial Penn 2.8 (5.9) 4.2 0.6 6.7 EBIT from business segments continuing after the CLIC sale 126.5 104.8 110.7 111.0 160.2 Corporate operations, excluding interest expense (8.8) (1.3) (5.0) (11.9) (0.7) EBIT* from operations continuing after the CLIC sale 117.7 103.5 105.7 99.1 159.5 Corporate interest expense (10.8) (10.5) (11.9) (11.3) (11.3) O ti i b f t 106 9 93 0 93 8 87 8 148 2 pera ng earn ngs e ore axes . . . . . Tax expense on period income 37.8 32.9 33.0 31.0 51.2 Net operating income 69.1 60.1 60.8 56.8 97.0 Net loss on sale of CLIC and gain (loss) on reinsurance transactions, including impact of taxes 2.9 - - - - Net realized investment gains (losses), net of related amortization and taxes (2.3) (1.4) (6.8) (12.3) (10.3) Fair value changes in embedded derivative liabilities, net of related amortization and taxes (11.4) (8.3) 16.8 (10.2) 9.4 Fair value changes related to the agent deferred compensation plan, net of taxes (9.8) - - - 9.8 Loss on extinguishment of debt, net of taxes - - (21.3) - - Valuation allowance for deferred tax assets and other tax items 34.1 - - - 32.5 Other 1.3 2.4 (2.7) (0.5) (1.1) Net income 83.9$ 52.8$ 46.8$ 33.8$ 137.3$ *Management believes that an analysis of earnings before the net loss on sale of CLIC and gain (loss) on reinsurance transactions, net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, other non-operating items, corporate interest expense and taxes (“EBIT,” a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) the net loss on sale of CLIC and gain (loss) on reinsurance transactions, (2) net realized investment gains (losses); (3) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company’s underlying fundamentals; (4) fair value changes related to the agent deferred compensation plan; (5) loss on extinguishment of debt; (6) charges in the valuation allowance for deferred tax assets; and (7) other non-operating items consisting primarily of CNO Financial Group | Company Overview | March 2016 27 an (7 the no equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities. The table above provides a reconciliation of EBIT to net income.

Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results these non-GAAP measures , should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net loss on sale of CLIC and gain (loss) on reinsurance transactions, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in our valuation allowance for deferred tax assets and other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations. CNO Financial Group | Company Overview | March 2016 28

Information Related to Certain Non-GAAP Financial Measures A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts): 4Q14 1Q15 2Q15 3Q15 4Q15 Net income applicable to common stock 83.9$ 52.8$ 46.8$ 33.8$ 137.3$ Net loss on sale of CLIC and gain (loss) on reinsurance transactions (including impact of taxes) (2.9) - - - - Net realized investment (gains) losses, net of related amortization and taxes 2.3 1.4 6.8 12.3 10.3 Fair value changes in embedded derivative liabilities, net of related amortization and taxes 11.4 8.3 (16.8) 10.2 (9.4) Fair value changes related to the agent deferred compensation plan (net of taxes) 9.8 - - - (9.8) Valuation allowance for deferred tax assets and other tax items (34.1) - - - (32.5) Loss on extinguishment of debt (net of taxes) - - 21.3 - - Other (1.3) (2.4) 2.7 0.5 1.1 Net operating income (a non-GAAP financial measure) 69.1$ 60.1$ 60.8$ 56.8$ 97.0$ Per diluted share: $ $ $ $ $Net income (loss) 0.41 0.26 0.24 0.18 0.73 Net loss on sale of CLIC and gain (loss) on reinsurance transactions (including impact of taxes) (0.01) - - - - Net realized investment (gains) losses, net of related amortization and taxes 0.01 0.01 0.03 0.07 0.05 Fair value changes in embedded derivative liabilities, net of related amortization and taxes 0.05 0.04 (0.08) 0.05 (0.05) Fair value changes related to the agent deferred compensation plan (net of taxes) 0.05 - - - (0.05) Valuation allowance for deferred tax assets and other tax items (0.17) - - - (0.17) Loss on extinguishment of debt (net of taxes) - - 0.11 - - Other - (0.01) 0.01 - 0.01 Net operating income (a non-GAAP financial measure) 0.34$ 0.30$ 0.31$ 0.30$ 0.52$ CNO Financial Group | Company Overview | March 2016 29

Information Related to Certain Non-GAAP Financial Measures A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): 4Q14 1Q15 2Q15 3Q15 4Q15 Operating income 69.1$ 60.1$ 60.8$ 56.8$ 97.0$ Weighted average shares outstanding for basic earnings per share 204,298 200,491 195,857 190,259 185,608 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 2,645 1,784 2,216 2,106 2,342 Weighted average shares outstanding for diluted earnings per share 206 943 202 275 198 073 192 365 187 951 , , , , , Operating earnings per diluted share 0.34$ 0.30$ 0.31$ 0.30$ 0.52$ CNO Financial Group | Company Overview | March 2016 30

Information Related to Certain Non-GAAP Financial Measures The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases) Accordingly as the policies age the benefit ratio will typically increase but Interest-adjusted benefit ratios year . , , , the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. 4Q14 1Q15 2Q15 3Q15 4Q15 Bankers Life Long-term care benefit ratios Earned premium 124.0$ 122.6$ 120.5$ 119.0$ 118.6$ B fit ti b f i t d i t t i 131 8% 137 8% 140 7% 141 1% 137 1%ene ra o e ore mpu e n eres ncome on reserves . . . . . Interest-adjusted benefit ratio 77.8% 83.0% 84.6% 83.8% 79.6% Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits) 27.6$ 20.8$ 18.6$ 19.3$ 24.2$ Washington National Supplemental health benefit ratios Earned premium 132 1$ 132 8$ 134 4$ 136 6$ 138 0$ . . . . . Benefit ratio before imputed interest income on reserves 79.1% 82.4% 90.3% 81.7% 81.8% Interest-adjusted benefit ratio 54.4% 57.6% 65.7% 57.4% 57.5% Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits) 60.3$ 56.2$ 46.1$ 58.2$ 58.6$ CNO Financial Group | Company Overview | March 2016 31

Information Related to Certain Non-GAAP Financial Measures

Operating return measures

Management believes that an analysis of net income applicable to common stock before the net loss on sale of CLIC and gain (loss) on reinsurance transactions, the earnings of CLIC prior to being sold, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in our valuation allowance for deferred tax assets and other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities ("net operating income," a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company's continuing operations.

Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results.

This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management.

In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

CNO Financial Group | Company Overview | March 2016 32

Information Related to Certain Non-GAAP Financial Measures

The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Trailing twelve months ended				
	4Q14	1Q15	2Q15	3Q15	4Q15
Operating income	$ 276.9	$ 277.1	$ 266.6	$ 246.8	$ 274.7
Operating income, excluding significant items	$ 272.3	$ 272.5	$ 267.8	$ 262.6	$ 264.2
Net Income	$ 51.4	$ 332.2	$ 300.9	$ 217.3	$ 270.7
Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 3,052.1	$ 3,029.3	$ 3,027.6	$ 3,009.4	$ 2,992.3
Average common shareholders' equity	$ 4,774.6	$ 4,746.6	$ 4,692.0	$ 4,563.1	$ 4,425.5
Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	9.1%	9.1%	8.8%	8.2%	9.2%
Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	8.9%	9.0%	8.8%	8.7%	8.8%
Return on equity	1.1%	7.0%	6.4%	4.8%	6.1%

(Continued on next page)

CNO Financial Group | Company Overview | March 2016 33

Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (dollars in millions): Operating Operating earnings, earnings, excluding Net excluding significant income - Operating Significant significant items - trailing Net trailing earnings (a) items (b) items four quarters income four quarters 1Q14 59 9$ 1 9$ 61 8$ 246 2$ (228 0)$ 238 1$. . . . . . 2Q14 71.3 - 71.3 260.1 78.1 239.1 3Q14 76.6 (7.1) 69.5 266.8 117.4 73.5 4Q14 69.1 0.6 69.7 272.3 83.9 51.4 1Q15 60.1 1.9 62.0 272.5 52.8 332.2 2Q15 60.8 5.8 66.6 267.8 46.8 300.9 3Q15 56.8 7.5 64.3 262.6 33.8 217.3 4Q15 97.0 (25.7) 71.3 264.2 137.3 270.7 (a) - Operating earnings excludes the results from CLIC prior to being sold. (b) - The significant items have been discussed in prior press releases. CNO Financial Group | Company Overview | March 2016 34 (Continued on next page)

Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions): 4Q14 1Q15 2Q15 3Q15 4Q15 Twelve months ended Pretax operating earnings (a non-GAAP financial measure) 427.4$ 428.4$ 413.5$ 381.5$ 422.8$ Income tax (expense) benefit (150.5) (151.3) (146.9) (134.7) (148.1) Operating return 276.9 277.1 266.6 246.8 274.7 Earnings of CLIC prior to being sold, net of taxes 15.2 8.5 - - - Net loss on sale of CLIC and gain (loss) on reinsurance transactions, inculding impact of taxes (269.7) 28.3 25.8 2.9 - Net realized investment gains, net of related amortization and taxes 21.4 6.4 (7.9) (22.8) (30.8) Fair value changes in embedded derivative liabilities, net of related amortization and taxes (23.4) (24.5) (2.9) (13.1) 7.7 Fair value changes related to the agent deferred compensation plan, net of taxes (17.4) (17.4) (9.8) (9.8) 9.8 Loss on extinguishment or modification of debt (net of taxes) (0.4) (0.4) (21.3) (21.3) (21.3) Valuation allowance for deferred tax assets and other tax items 54.9 54.9 50.9 34.1 32.5 Other (6.1) (0.7) (0.5) 0.5 (1.9) CNO Financial Group | Company Overview | March 2016 35 Net income 51.4$ 332.2$ 300.9$ 217.3$ 270.7$ (Continued on next page)

Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 1Q13 2Q13 3Q13 4Q13 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,002.9$ 3,067.6$ 3,181.9$ 3,258.1$ Net operating loss carryforwards 855.0 815.7 970.7 965.3 Accumulated other comprehensive income 1,170.7 698.1 634.0 731.8 Common shareholders' equity 5,028.6$ 4,581.4$ 4,786.6$ 4,955.2$ 1Q14 2Q14 3Q14 4Q14 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards $ $ $ $(a non-GAAP financial measure) 2,996.0 3,032.6 3,028.0 3,045.3 Net operating loss carryforwards 948.0 885.6 834.7 817.6 Accumulated other comprehensive income 766.2 926.1 859.3 825.3 Common shareholders' equity 4,710.2$ 4,844.3$ 4,722.0$ 4,688.2$ 1Q15 2Q15 3Q15 4Q15 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,026.1$ 2,989.7$ 2,924.9$ 3,011.6$ Net operating loss carryforwards 793.3 769.5 735.7 724.1 CNO Financial Group | Company Overview | March 2016 36 Accumulated other comprehensive income 934.2 605.0 510.4 402.8 Common shareholders' equity 4,753.6$ 4,364.2$ 4,171.0$ 4,138.5$

Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 4Q14 1Q15 2Q15 3Q15 4Q15 Trailing Four Quarter Average Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,052.1$ 3,029.3$ 3,027.6$ 3,009.4$ 2,992.3$ Net operating loss carryforwards 890.0 852.1 818.3 791.4 767.3 Accumulated other comprehensive income 832.5 865.2 846.1 762.3 665.9 Common shareholders' equity 4,774.6$ 4,746.6$ 4,692.0$ 4,563.1$ 4,425.5$ CNO Financial Group | Company Overview | March 2016 37

Information Related to Certain Non-GAAP Financial Measures Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non- GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows ($ in millions): 4Q14 1Q15 2Q15 3Q15 4Q15 Corporate notes payable 780.3$ 761.8$ 909.2$ 909.8$ 911.1$ Total shareholders' equity 4,688.2 4,753.6 4,364.2 4,171.0 4,138.5 Total capital 5,468.5$ 5,515.4$ 5,273.4$ 5,080.8$ 5,049.6$ Corporate debt to capital 14.3% 13.8% 17.2% 17.9% 18.0% Corporate notes payable 780.3$ 761.8$ 909.2$ 909.8$ 911.1$ Total shareholders' equity 4,688.2 4,753.6 4,364.2 4,171.0 4,138.5 Less accumulated other comprehensive income (825.3) (934.2) (605.0) (510.4) (402.8) Total capital 4,643.2$ 4,581.2$ 4,668.4$ 4,570.4$ 4,646.8$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 16.8% 16.6% 19.5% 19.9% 19.6% CNO Financial Group | Company Overview | March 2016 38